UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2022

LIFEMD, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-39785	76-0238453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

236 Fifth Avenue, Fourth Floor

New York, NY 10001

(Address of principal executive offices, including zip code)

(866) 351-5907

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	LFMD	The Nasdaq Global Market
Series A Cumulative Perpetual Preferred Stock, par value $0.0001 per share	LFMDP	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Principal Accounting Officer

Effective February 4, 2022, Maria Stan was appointed as Controller and Principal Accounting Officer of LifeMD, Inc. (the “Company”).

Ms. Stan, age 47, combines more than 20 years of experience in accounting and finance, operational advisory, and international relations. Prior to her promotion to Principal Accounting Officer, Ms. Stan had served as Controller of the Company since March 2021. Ms. Stan was a Director in the accounting and advisory practice of Eventus Advisory Group, a Boutique CFO solutions firm focused on structuring financial and accounting processes, from 2017 to 2021. She also held a position as Vice President and Controller for Kaplan North America, a subsidiary of Graham Holdings Company, a NYSE-listed company, with operations in the US, Latin America, Europe, and Asia, from 2009 to 2017. Ms. Stan’s career started in public accounting at Ernst & Young where she ascended to Manager in 2003 and then Senior Manager at KPMG in the audit and advisory practice from 2004 to 2009. Ms. Stan speaks three languages including English, Spanish, and Portuguese. She is a Certified Public Accountant. She earned her bachelor’s in accounting from the City University of New York at Brooklyn College.

In connection with her appointment as Principal Accounting Officer, Ms. Stan entered into an Amendment to her Employment Agreement with the Company, whereby the Company granted her an additional long-term incentive award of 15,000 restricted stock units (“RSUs”), with 5,000 units vesting on the grant date and the first and second anniversaries of the grant date, and 50,000 performance share units.

The performance share units vest upon the achievement of: (1) key revenue and EBITDA milestones and (2) share price appreciation milestones throughout a four-year performance period.

Unvested awards are forfeited in the event of a departure from the Company for any reason, except that in the event of a Change of Control, as defined in the Exhibit, 100% of the awards vest immediately.

The foregoing description of the long-term incentive award does not purport to be complete and is qualified in its entirety by reference to the Amendment to Ms. Stan’s Employment Agreement. The Amendment and the Employment Agreement are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
10.1	First Amendment dated February 4, 2022 to the Employment Agreement between Maria Stan and LifeMD, Inc.
10.2	Employment Agreement dated March 15, 2021 between Maria Stan and LifeMD, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEMD, INC.

Dated:	February 7, 2022	By:	/s/ Eric Yecies
Eric Yecies
General Counsel and Chief Compliance Officer